SONY GROUP CORPORATION FORM S-8

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sony Group Corporation (Sony Group Kabushiki Kaisha) of our report dated June 18, 2026 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Sony Group Corporation’s Annual Report on Form 20-F for the year ended March 31, 2026.

Tokyo, Japan

November 2, 2026

PricewaterhouseCoopers Japan LLC
Otemachi Park Building,
1-1-1 Otemachi, Chiyoda-ku, Tokyo 100-0004
Tel: +81 (3) 6212-6800 Fax: +81 (3) 6212-6801

www.pwc.com/jp